SCHEDULE 14A INFORMATION
        PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                 SECURITIES EXCHANGE ACT OF 1934

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Check the appropriate box:

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[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 240.14a-11(c) or Rule
     240.14a-12

                KANSAS CITY POWER & LIGHT COMPANY
        (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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[ ]  Fee computed on table below per Exchange Act Rules
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                              ####


[This material will appear in various publications commencing May 7, 1996]


To KCPL Shareholders:

                     It's About Credibility

                        [picture of hand]
                             WARNING

           The Clearest Message in Western Resources'
                     Hostile Offer for KCPL

WARNING: Western Resources, Inc.'s hostile exchange offer for Kansas City Power & Light Company has so many CONDITIONS AND HURDLES attached to it, you have to wonder how real it really is. Clearly, Western is seeking TO BREAK UP THE FRIENDLY MERGER OF EQUALS BETWEEN KCPL AND UTILICORP UNITED INC. And it's attempting to do so by making what we believe is an ILLUSORY OFFER built upon FAULTY ASSUMPTIONS.

The friendly merger between KCPL and UtiliCorp will create a strong, new company. A company that will deliver value to its many diverse constituencies -- shareholders, employees, customers, communities...now, and for the long term.

                    AN OFFER NEEDS TO BE REAL
             Western's hostile bid is not credible,
                      it's not achievable,
                     and it's not strategic.

                           [KCPL logo]

  Vote YES to the KCPL/UtiliCorp Merger on the WHITE Proxy Card

If you have any questions or need assistance in completing the WHITE proxy card, please call our proxy solicitor, D. F. KING &
CO., toll free, 1-800-714-3312.